UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 12, 2021, Laboratory Corporation of America Holdings (the “Company”) issued a press release announcing that it priced its offering of $1,000,000,000 in senior notes. The offering consists of two tranches: $500,000,000 aggregate principal amount of 1.550% Senior Notes due 2026 (the “2026 Notes”) and $500,000,000 aggregate principal amount of 2.700% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes, the “Notes”).

The Notes will bear interest from May 26, 2021, payable semi-annually on June 1 and December 1, commencing on December 1, 2021. The closing of the offering is expected to occur on May 26, 2021, subject to the satisfaction of customary closing conditions. The Notes will be senior unsecured obligations and will rank equally with the Company’s existing and future senior unsecured debt. A copy of the press release is filed herewith as Exhibit 99.1.

The Company expects to use the net proceeds of the Notes offering to redeem, prior to maturity, its outstanding 3.20% Senior Notes due February 1, 2022 and 3.75% Senior Notes due August 23, 2022.

The joint book-running managers for the offering are BofA Securities, KeyBanc Capital Markets, and Wells Fargo Securities. The offering will be made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-234633) filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2019. A copy of the prospectus and related prospectus supplement may be obtained without charge from the SEC. Alternatively, a copy of the prospectus and related prospectus supplement may be obtained from BofA Securities by calling toll-free 1-800-294-1322, from KeyBanc Capital Markets by calling toll-free 1-866-227-6479, or from Wells Fargo Securities by calling toll-free 1-800-645-3751.

On May 12, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., KeyBanc Capital Markets Inc., and Wells Fargo Securities, LLC on behalf of themselves and the several underwriters named therein. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying prospectus.

Item 9.01. Financial Statements and Exhibits

(d)

1.1	Underwriting Agreement, dated May 12, 2021 among Laboratory Corporation of America Holdings, BofA Securities, Inc., KeyBanc Capital Markets Inc., and Wells Fargo Securities, LLC

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1	Press Release dated May 12, 2021 issued by Laboratory Corporation of America Holdings

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

Date: May 13, 2021

	By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary